Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our reports dated February 27, 2009, incorporated herein by reference, on the financial statements of ING Julius Baer Foreign Portfolio (now known as ING Artio Foreign Portfolio) and ING International Growth Opportunities Portfolio, each a series of ING Investors Trust, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

May 13, 2009